Exhibit 99.1

Robert E. Quinn

Candela Corporation

(508) 358-7400, ext. 330

bob.quinn@candelalaser.com

CANDELA REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

•                  Revenues increase for second consecutive quarter.

•                  Operating expenses decrease 31% over most recent quarter.

WAYLAND, MA, April 22, 2009 — Candela Corporation (NASDAQ:CLZR) today reported results for the third fiscal quarter ended March 28, 2009.  Revenues for the quarter were $29.8 million, the second consecutive quarter increase.  For the quarter, the Company reported a net loss of $465,000 or $.02 per share.  The losses from continuing operations were $895,000 or $.04 per share.  Included in the net loss were $1.8 million of non-cash items.

Gerard E. Puorro, President and Chief Executive Officer, commented: “We have made a great deal of progress on the internal reliability issues we endured the past several quarters.  The change is being seen in the field by our customers and will find its way into our gross margin in the coming quarters.  For the last two quarters we have seen a modest uptick in our revenue.  This is a result of our strong distribution channels and our product portfolio.”  Puorro continued: “During the quarter, we introduced the QuadraLASE™, a fractional product that initially has been well received.” Puorro added: “Through a variety of cost reduction actions, we were able to decrease our operating expenses in a meaningful way without impacting our operations.  Our cash position is solid and our balance sheet is strong.  We believe we are well positioned to a return to more meaningful growth as this recession winds down.”

Conference Call Details

The Company will host a conference call today at 5:00 p.m. ET to discuss this announcement. The call can be accessed live by dialing (866) 244-4530 or by visiting Candela Corporation’s website at www.candelalaser.com.

Investors may access a replay by dialing (888) 266-2081, passcode 1352717, which will be available from 8:00 p.m. (EDT) on April 22, 2009 through 5:30 p.m. (EDT) on April 25, 2009. The webcast replay will also be archived in the “Investor Relations” section of the company’s website.

About CANDELA:  Candela Corporation manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in 86 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 20 years ago, and currently has an installed base of over 14,000 systems worldwide. Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement:  Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela Corporation’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. These statements include declarations regarding our or our management’s beliefs and current expectations.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.  These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements.  The risks and uncertainties that may affect forward-looking statements include, among others: our ability to successfully implement cost reductions and reduce the size of our workforce, court review and approval of the proposed settlements of the securities class action and derivative lawsuits, the pendency of re-examinations of the ‘844 Patent and the ‘568 Patent before the PTO, our alleged infringement of the ‘844 Patent and the ‘568 Patent, the validity of the ‘844 Patent and the ‘568 Patent, our expected legal expenses, our ability to remain independent, the expected recovery of our industry, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock, the cancellation or deferral of customer orders, the risk of a material adverse judgment or increased litigation-related expenses  in pending litigation matters, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals. Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.

CANDELA CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 28,	June 28,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$24,000	$21,059
Marketable securities	1,756	12,131
Accounts receivable, net	30,630	43,320
Notes receivable	905	728
Inventories, net	27,874	33,141
Other current assets	16,735	9,043

Total current assets	101,900	119,422

Property and equipment, net	3,564	4,027

Long-term investments	1,842	3,512
Other assets	6,300	31,134

Total assets	$113,606	$158,095

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$10,072	$15,917
Accrued payroll and related expenses	4,754	4,680
Accrued warranty	4,961	5,373
Other accrued liabilities	8,075	10,176
Current liabilities of discontinued operations	491	1,200
Deferred income	11,822	13,614

Total current liabilities	40,175	50,960

Other long-term liabilities	4,424	7,346

Stockholders’ equity
Common stock	262	261
Less: Treasury stock	(24,855)	(24,855)
Additional paid-in capital	75,645	73,174
Accumulated earnings	16,168	45,588
Accumulated other comprehensive income	1,787	5,621

Total stockholders’ equity	69,007	99,789

Total liabilities and stockholders’ equity	$113,606	$158,095

CANDELA CORPORATION

Unaudited Condensed Consolidated Statements of Income (Loss)

(in thousands, except per share data)

	For the three-months ended		For the nine-months ended
	March 28,	March 29,	March 28,	March 29,
	2009	2008	2009	2008

Revenue	$29,766	$38,399	$85,187	$109,209
Cost of sales	17,833	21,610	52,624	58,857

Gross profit	11,933	16,789	32,563	50,352

Operating expenses:
Selling, general and administrative	10,797	17,873	41,170	50,191
Research and development	2,488	2,418	8,409	7,637

Total operating expenses	13,285	20,291	49,579	57,828

Loss from operations	(1,352)	(3,502)	(17,016)	(7,476)

Other income (expense):
Interest income	8	367	425	1,330
Other expense	(16)	(78)	(637)	(1,855)

Total other expense	(8)	289	(212)	(525)

Loss from continuing operations before income taxes	(1,360)	(3,213)	(17,228)	(8,001)

Benefit from income taxes	(465)	(1,375)	(6,259)	(3,328)

Loss from continuing operations	(895)	(1,838)	(10,969)	(4,673)

Income (loss) from discontinued operations, net of income taxes	430	(218)	(18,451)	(1,746)

Net loss	$(465)	$(2,056)	$(29,420)	$(6,419)

Net loss per share of common stock:

Basic
Loss from continuing operations	$(0.04)	$(0.08)	$(0.48)	$(0.20)
Income (loss) from discontinued operations	0.02	(0.01)	(0.81)	(0.08)
Net loss	$(0.02)	$(0.09)	$(1.29)	$(0.28)

Diluted
Loss from continuing operations	$(0.04)	$(0.08)	$(0.48)	$(0.20)
Income (loss) from discontinued operations	0.02	(0.01)	(0.81)	(0.08)
Net loss	$(0.02)	$(0.09)	$(1.29)	$(0.28)

Weighted average shares outstanding:
Basic	22,725	22,672	22,710	22,743

Diluted	22,725	22,672	22,710	22,743